Exhibit 10.1

AMENDMENT No. 1
TO THE
GRID DYNAMICS HOLDINGS, INC.
2020 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Grid Dynamics Holdings, Inc. 2020 Equity Incentive Plan (the “Plan”) is made effective as of this 23rd day of December, 2025.

WHEREAS, Grid Dynamics Holdings, Inc. (the “Company”) maintains the Plan;

WHEREAS, pursuant to Section 19 of the Plan, the Company’s board of directors (the “Board”) may amend the Plan; and

WHEREAS, the Board now desires to amend the Plan to increase the maximum number of Shares (as defined in the Plan) available for issuance in connection with the grant of Awards (as defined in the Plan) from 16,300,000 Shares to 19,800,000 Shares, and make certain other changes as further provided herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.            Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

2.            Amendments to the Plan.

(a)  Section 2(r) of the Plan is hereby amended and restated in its entirety to read as follows:

(r) “Exchange Program” means a program that has been approved by the Company’s stockholders under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program that is presented to the stockholders for their approval.

(b)  Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is equal to 19,800,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.”

3.            Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.

4.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without reference to the principles of conflicts of laws thereof.

5.            Headings. Section headings are for convenience only and shall not be considered a part of this Amendment.

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